UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 18, 2015

 GALENA BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4640 S.W. Macadam Avenue Suite 270 Portland, Oregon 97239
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 855-4253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Employment of Named Executive Officer
On June 24, 2015, Galena Biopharma, Inc. (“we,” “us,” “our” or the “company”) entered into a separation and consulting agreement with Margaret Kivinski pursuant to which her employment as our Vice President and General Counsel was terminated on June 18, 2015 and under which she agrees to consult with us regarding the legal aspects of our business and operations for a six-month period commencing on June 18, 2015 and ending on December 18, 2015, unless the separation and consulting agreement is sooner terminated as provided therein. We have agreed to pay Ms. Kivinski $100,000, or the equivalent of four months’ base annual salary under her former Employment Agreement with us dated as of July 28, 2014, upon the “effective date” of the separation and consulting agreement and to pay or reimburse Ms. Kivinski for specified expenses. We also have agreed in the separation and consulting agreement to pay her a monthly consulting fee of $25,000 and to pay or reimburse her for premiums for continuation of her healthcare benefits under our employee healthcare plans during the term of the separation and consulting agreement.
The separation and consulting agreement is terminable by us for “cause” as defined and by Ms. Kivinski at any time upon not less than 10 days’ notice to us. In the event of termination of the separation and consulting agreement, Ms. Kivinski will be entitled to payment of any accrued and unpaid consulting fees and secured and any unpaid or unreimbursed healthcare premiums through the date of termination.
On June 24,2015, Thomas J. Knapp accepted our employment offer letter to serve as our interim General Counsel for the six-month period commencing on June 25, 2015 and ending on December 31, 2015. Please see Item 8.01 below for additional details.
Adoption of Compensatory Plan
On June 19, 2015, at our 2015 Annual Meeting of stockholders (the “Annual Meeting”), our stockholders approved an amendment (the “Amendment”) to our Amended and Restated 2007 Incentive Plan, as amended (as so amended, the “2007 Plan”), to increase the number of shares of our common stock reserved for issuance under the 2007 Incentive Plan by 10,000,000 shares of our common stock to a total of 26,500,000 shares. The Amendment previously had been approved by our board of directors on April 17, 2015, subject to stockholder approval. The Amendment became effective immediately upon stockholder approval at the Annual Meeting.
Persons eligible to participate in the 2007 Incentive Plan, as amended by the Amendment, will continue to include all employees and directors of, and consultants and advisors (within the meaning of the 2007 Plan) to, the Company or our affiliates, as determined by the administrator of the 2007 Plan.
A summary of the material terms of the Amendment is set forth in our definitive proxy statement relating to the Annual Meeting (the “Proxy Statement”), which we filed with the Securities and Exchange Commission on April 30, 2015 and can be viewed at www.sec.gov. A copy of the Amendment is attached as Annex B to the Proxy Statement. In addition, a more detailed summary of the 2007 Incentive Plan, as amended by the Amendment, is set forth in the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders
The Annual Meeting was held on June 19, 2015. At the Annual Meeting, our stockholders acted upon the following proposals, which are described in detail in the Proxy Statement:

•	Proposal 1: To re-elect Mark W. Schwartz, Ph.D., Irving M. Einhorn and Stephen S. Galliker to our board of directors to serve as Class II Directors until the 2018 Annual Meeting of stockholders;

•
Proposal 2: To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 75,000,000 shares, to a total of 275,000,000 shares;

•	Proposal 3: To approve the Amendment to increase the number of shares of common stock reserved for issuance under the 2007 Incentive Plan by 10,000,000 shares, to a total of 26,500,000 shares;

•	Proposal 4: To approve, by non-binding vote, the compensation of our named executive officers as disclosed in the Proxy Statement; and

•	Proposal 5: To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Voting Results
Proposal 1: Dr. Schwartz, and Messrs. Einhorn and Galliker were re-elected as Class II Directors by the following votes:

	“FOR”	“WITHHELD”
Mark W. Schwartz, Ph.D.	30,723,234	2,232,035
Irving M. Einhorn	30,540,009	2,415,260
Stephen S. Galliker	29,787,947	3,167,322

In addition, there were 80,050,628 broker non-votes in connection with this proposal.
Proposal 2: This proposal was approved with 96,261,115 votes “FOR,” 13,017,516 votes “AGAINST,” and 3,727,266 votes to “ABSTAIN.” There were no broker non-votes in connection with this proposal.

Proposal 3: This proposal was approved with 24,991,003 votes “FOR,” 6,668,056 votes “AGAINST,” and 1,296,210 votes to “ABSTAIN.” In addition, there were 80,050,628 broker non-votes in connection with this proposal.

Proposal 4: This proposal was approved with 24,423,874 votes “FOR,” 7,224,098 votes “AGAINST,” and 1,307,297 votes to “ABSTAIN.” In addition, there were 80,050,628 broker non-votes in connection with this proposal.

Proposal 5: This proposal was approved with 108,577,779 votes “FOR,” 2,345,290 votes “AGAINST,” and 2,082,828 votes to “ABSTAIN.” There were no broker non-votes in connection with this proposal.

Item 8.01	Other Events.

New Hire
On June 24, 2015, Thomas J. Knapp accepted our employment offer letter to serve as our interim General Counsel for the six-month period commencing on June 25, 2015 and ending on December 31, 2015. Under the offer letter, Mr. Knapp will be entitled to an annualized salary of $325,000, or approximately $27,083 per month, and to participate in employee benefit plans made available generally to our employees.
Mr. Knapp’s employment is terminable at-will by Mr. Knapp or by us upon not less than 30 days’ notice.
In connection with his employment, we will grant Mr. Knapp under our 2007 Amended and Restated Incentive Plan, as amended, a stock option to purchase up to 40,000 shares of our common stock. The option will have an exercise price equal to the closing price of our common stock on the date of grant, will be subject to vesting in six approximately equal monthly installments as of the end of each month during the period ending December 31, 2015, subject to Mr. Knapp’s remaining in our continuous service through each monthly vesting date, and be on such other terms and provisions as are contained in our standard-form stock option agreement under our 2007 Plan.
Until recently, Mr. Knapp served as the Executive Vice President, Chief Legal Officer and Corporate Secretary of Sucampo Pharmaceuticals, Inc., a Bethesda, Maryland-based, publicly-held pharmaceutical company, where he was responsible for domestic and global legal matters, litigation, corporate governance and compliance, intellectual property and government affairs. He will continue to serve as a consultant to Sucampo Pharmaceuticals, Inc. through August 2015. He also served as a

Director of Sucampo AG, the Swiss subsidiary of Sucampo Pharmaceuticals, Inc. Prior to joining Sucampo, he was engaged in the private practice of law in the Washington, D.C. area after having served as the Vice President, General Counsel and Corporate Secretary of Northwestern Corporation, Washington, D.C., one of the largest publicly-owned utilities servicing the upper Midwest and northwestern United States. Mr. Knapp has more than 20 years of experience as General Counsel or Assistant General Counsel of publicly-held corporations.
Mr. Knapp holds a B.A. degree from the University of Illinois at Urbana, and a J.D. from Loyola University of Chicago School of Law.
Reduced Option Grants
In connection with Proposal 3 described in the Proxy Statement, we disclosed that on April 17, 2015 our board of directors approved the grant on June 19, 2015 to each of our non-employee directors of stock options to purchase up to 125,000 shares of our common stock at the exercise price of our common stock as reported on The NASDAQ Stock Market on that date, which grant was subject to approval of Proposal 3. At the annual meeting of our board of directors on June 19, 2015 following the Annual Meeting, our board of directors, including our non-employee directors, unanimously determined and agreed to a reduction in number of option shares to 100,000. The exercise price of the stock options is $1.77, the closing price of our common stock as reported on The NASDAQ Stock Market on June 19, 2015.
Except as described above, no other change was made to the option grants as originally approved on April 17, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALENA BIOPHARMA, INC.

Date:	June 24, 2015	By:	/s/ Mark W. Schwartz
Mark W. Schwartz Ph.D. President and Chief Executive Officer